Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-184854, 333-200052, 333-218576, 333-221476, 333-234046, 333-236270, 333-252601, 333-259902, 333-269445, 333- 282131, and 333-293561), of our reports dated June 25, 2026, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Quantum Corporation included in this Annual Report (Form 10-K) of Quantum Corporation for the year ended March 31, 2026. /s/ CohnReznick LLP Melville, New York June 25, 2026